Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Matternet, Inc

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock	(1)	457(a)	51,602,243	$3.00	$154,806,729.00	0.0001381	$21,379.00

Total Offering Amounts:							$154,806,729.00		21,379.00
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$21,379.00

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Offering Note(s)

(1)	Consists of up to (i) 9,552,427 shares of common stock, par value $0.0001 per share, of the Registrant (“Common Stock”) issued in a private placement to accredited investors on May 22, 2026 and June 9, 2026 (the “Private Placement”); (ii) 677,260 shares of Common Stock issuable upon exercise of the warrants issued to each of the U.S. registered broker-dealers acting as placement agents in connection with the Private Placement; (iii) 33,199,252 shares of Common Stock issued to the selling stockholders that were formerly Legacy Matternet stockholders in connection with the closing of the reverse subsidiary merger transaction among Registrant, Legacy Matternet, and Matternet Acquisition Co. (the “Merger”); (iv) 2,499,998 shares of Common Stock issued upon conversion of the Bridge Notes; (v) 2,499,998 shares of the Common Stock issuable upon exercise of the Bridge Warrants; (vi) 2,683,333 shares of Common Stock held by the stockholders of Los Altos Ventures Corp., our predecessor, prior to the Merger, and (vii) 120,833 shares of Common Stock held by advisors in exchange for services rendered in connection with the Merger.

Includes an indeterminable number of additional securities that, pursuant to Rule 416 under the Securities Act of 1933, as amended, may be issued to prevent dilution from stock splits, stock dividends or similar transactions that could affect the securities to be offered by the selling stockholders.

The proposed maximum offering price per share has been estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended, based upon the original sale price of the shares of Common Stock registered for resale hereunder. The price per share and maximum aggregate offering price in the table above are based on a price of $3.00 per share, which is the price at which the Registrant sold shares of its common stock in the Private Placement.